UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 16, 2019

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4242 Campus Point Court, Suite 500 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOCA	The Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2019, Tocagen Inc. (the “Company”) entered into a First Amendment (the “Lease Amendment”) to the Lease dated December 21, 2017 between the Company and AP3‑SD1 Campus Point LLC (“Landlord”) for the lease of approximately 38,849 rentable square feet at 4242 Campus Point Court, San Diego, California 92121. Under the terms of the Lease Amendment, the termination date of a portion of the premises containing approximately 21,180 rentable square feet will be accelerated from June 30, 2026 to December 31, 2019. The Lease Amendment will eliminate further rents due for the terminated rentable square feet, including aggregate base rent over the remaining term of approximately $7.6 million.

The Company will continue to lease approximately 17,669 rentable square feet from the Landlord.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Date: December 20, 2019	By:	/s/ Mark Foletta
Mark Foletta
Chief Financial Officer